Exhibit 99.02

August 1, 2012

Mr. James McGill
Executive Vice Chairman
MacroSolve, Inc.
1717 S Boulder Ave #700
Tulsa OK 74119

Re: Resignation

Dear Mr. McGill:

I am hereby resigning as the COO of MacroSolve, Inc. effective immediately.

It has been my pleasure to serve the Board and I wish MacroSolve every success in the future.

Sincerely,

/s/ Randy Ritter
Randy Ritter